Exhibit 99.1

SPK Acquisition Corp.

BALANCE SHEET (UNAUDITED)

	June 10,	Pro Forma Adjustments		As Adjusted
	2021	(unaudited)		(unaudited)

ASSETS

CURRENT ASSETS
Cash	$783,107	$—		$783,107
Prepaid expenses	10,000	—		10,000
Cash held in Trust	50,000,000	911,960	(a)	50,911,960
		18,240	(b)
		(18,240	)(c)
TOTAL ASSETS	$50,793,107	$911,960		$51,705,067

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Accounts payable	$37,525	$—		$37,525
Note payable - related party	125,000			125,000
Deferred underwriting fee payable	1,500,000	27,358	(d)	1,527,358

TOTAL LIABILITIES	1,662,525	27,358		1,689,883

COMMITMENTS AND CONTINGENCIES
Common stock subject to possible redemption, $0.0001 par value, 4,413,058 and 4,501,518 shares at redemption value of $10.00 per share, respectively.	44,130,580	884,600	(e)	45,015,180

STOCKHOLDERS’ EQUITY
Common Stock; $0.0001 par value; 10,000,000 shares authorized; 2,254,442 and 2,094,757 shares issued and outstanding (excluding 4,413,058 and 4,501,518 shares subject to possible redemption)	225	(16)		209
		9	(a)
		1	(b)
		(9	)(e)
Additional paid-in capital	5,000,557	18		5,000,575
		911,951	(a)
		18,239	(b)
		(18,240	)(c)
		(27,358	)(d)
		(884,591	)(e)
Accumulated deficit	(780)	—		(780)

Total stockholders’ equity	5,000,002	2		5,000,004

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$50,793,107	$911,960		$51,705,067

The accompany notes are an integral part of the financial statement

NOTE 1 – CLOSING OF OVER-ALLOTMENT OPTION (UNAUDITED)

The accompanying unaudited Pro Forma Balance Sheet presents the unaudited Balance Sheet of SPK Acquisition Corp. (the “Company”) as of June 10, 2021, adjusted for the closing of the underwriters’ over-allotment option (the “Over-allotment”) and related transactions, which occurred on July 22, 2021 as described below.

On June 10, 2021, the Company consummated its initial public offering (the “IPO”) of 5,000,000 units (the “Units”). Each Unit consists of one share of common stock of the Company, par value $0.0001 per share (the “Common stock”) and one right (“Public Right”). Each Public Right entitles the holder to receive one-tenth of one share of common stock at the closing of a Business Combination. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $50,000,000.

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 205,000 Private Units, at a price of $10.00 per Private Unit, for an aggregate purchase price of $2,050,000, in a private placement. The Sponsor also agreed to purchase an additional 15,000 Private Units, at a price of $10.00 per Private Unit, or $150,000 in the aggregate in connection with the underwriters’ full exercise of their over-allotment option, if applicable. Each Private Unit consists of one share of common stock (“Private Share”) and one right (“Private Right”). Each Private Right entitles the holder to receive one-tenth of one share of common stock at the closing of a Business Combination. The proceeds from the Private Units were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Units and all underlying securities will expire worthless.

The Company granted the underwriters a 45-day option to purchase up to 750,000 Units to cover Over-allotment, if any. On July 20, 2021, the Underwriters partially exercised the option and purchased 91,196 additional Units (the “Over-allotment Units”), generating gross proceeds of $911,960.

Upon the closing of the Over-allotment on July 22, 2021, the Company consummated a private sale of an additional 1,824 Private Placement Units at a price of $10.00 per Private Placement Unit, generating gross proceeds of $18,240. As of July 22, 2021, a total of $50,911,960 of the net proceeds from the IPO (including the Over-allotment Units) and the sale of Private Placement Units was placed in a U.S.-based trust account. As the underwriters’ over-allotment was not exercised in full, 164,701 shares owned by the sponsor were forfeited for no consideration. Additionally, the underwriters were issued an additional 456 shares of common stock in addition to the 25,000 shares of common stock issued at closing, for a total of 25,456 shares of common stock owned at July 22, 2021.

As of July 22, 2021, in total there were 6,596,275 shares of common stock, $0.0001 par value, were issued and outstanding.

Unaudited Pro forma adjustments to reflect the exercise of the underwriters’ Over-allotment option described above are as follows:

	Pro-forma entries:	Debit	Credit

(a)	Cash held in trust	911,960
	Common Stock		9
	Additional paid-in capital		911,951
	To record the sale of 91,196 over-allotment Units at $10.00 per Unit on July 22, 2021

(b)	Cash held in trust	18,240
	Common Stock		1
	Additional paid-in capital		18,239
	To record the sale of 1,824 over-allotment Private Placement Units at $10.00 per Unit on July 22, 2021

(c)	Additional paid-in capital	18,240
	Cash held in trust		18,240
	To record the payment of underwriting fees arising from the sale of the over-allotment Units

(d)	Additional paid-in capital	27,358
	Deferred underwriting fee payable		27,358
	To record the payment of deferred underwriting fees arising from the sale of the over-allotment Units

(e)	Common Stock	9
	Additional paid-in capital	884,591
	Common stock subject to redemption		884,600
	To record the change in common stock subject to redemption from the sale of the over-allotment Units